                                                               EXECUTION VERSION

                          THIRD SUPPLEMENTAL INDENTURE

         THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 31, 2004, among Ormesa LLC (the "Guarantor"), a subsidiary of Ormat
Funding Corp. (or its permitted successor), a Delaware corporation (the
"Issuer"), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and Union Bank of California, N.A., as trustee under the
Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as supplemented, the "Indenture"), dated as of February 13, 2004 providing for the issuance of 8 1/4% Senior Secured
Notes due 2020 (the "Senior Secured Notes");

         WHEREAS, the Indenture provides that under certain circumstances the
Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the
Issuer's Obligations under the Senior Secured Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

         WHEREAS, pursuant to Article VIII of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Secured Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meaning assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to
         jointly and severally, unconditionally Guarantee to each Holder of a
         Senior Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Senior Secured Notes or the obligations of the Issuer hereunder or thereunder, that:

                           (i) the principal of, premium, Liquidated Damages, if
                  any, and interest on the Senior Secured Notes will be promptly paid in full

                  when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of,
                  premium, Liquidated Damages, and, to the extent permitted by law, interest, and all other obligations of the Issuer to
                  the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or
                  renewal of any Senior Secured Notes or any of such other
                  obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or
                  otherwise.

                  (b) The obligations hereunder shall be unconditional,
         irrespective of the validity, regularity or enforceability of the
         Senior Secured Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior
         Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

                  (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Secured Notes and the Indenture, and the Guarantor accepts all obligations of a
         Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any Custodian,
         Trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the
         Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guarantor shall not be entitled to any right of
         subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

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                  (g) As between the Guarantors, on the one hand, and the
         Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article
         V of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
         Article V of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) After giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable
         Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article IX of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Senior Secured Note a notation of such Guarantee.

         4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or such
Guarantor under the Senior Secured Notes, the Guarantees, the Indenture, this
Supplemental Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior
Secured Notes.

         5. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED
TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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         6. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuer.

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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  December 31, 2004

                                          ORMESA LLC

                                          By:  ORMAT FUNDING CORP.,
                                          sole member and manager of Ormesa LLC

                                          By: /s/ Yehudit Bronicki
                                             -----------------------------------
                                               Name: Yehudit Bronicki
                                               Title: President

                                          ORMAT FUNDING CORP.

                                          By: /s/ Yehudit Bronicki
                                             -----------------------------------
                                               Name: Yehudit Bronicki
                                               Title: President

                                          UNION BANK OF CALIFORNIA, N.A.

                                          By: /s/ Sonia Flores
                                             -----------------------------------
                                               Authorized Signatory

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